Exhibit 23.2



                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 (File No. 333-____) of our report dated March 8, 2002, except for Note 1 as it relates to the recapitalization, as to which the date is April 10, 2002 relating to the financial statements of Ribapharm Inc., formerly a division of ICN Pharmaceuticals, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/  PricewaterhouseCooopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
May 8, 2002